Exhibit 99.01
Hampshire International Business Park Chineham Basingstoke Hampshire RG24 8EP United Kingdom Tel +44 (0)1256 894000 Fax +44 (0)1256 894708 www.shire.com

Press Release

Kate Nealon appointed Non Executive Director at Shire

Basingstoke, UK and Philadelphia, US –27 July, 2006 – The Board of Directors of Shire plc (LSE: SHP, NASDAQ: SHPGY, TSX: SHQ) announces that Kate Nealon will join as a Non Executive Director and a member of the Remuneration Committee with immediate effect.

Kate Nealon was Group Head of Legal & Compliance at Standard Chartered plc until 2003. She now holds Non Executive Director positions with HBOS plc, Cable & Wireless plc and Monitor, the independent regulator for NHS foundation trust hospitals in the UK. Ms Nealon is also a Senior Associate at the Judge Business School at Cambridge University.

Ms Nealon is a lawyer and spent fifteen years in her early career practicing law in New York.

A graduate of Georgetown University, Washington DC, Ms Nealon lives in London, UK.

Dr James Cavanaugh, Chairman of Shire said:

“Ms Nealon is an excellent addition to the Shire Board. Her international career brings significant experience of merger & acquisition activities, risk management, compliance and regulatory issues with global companies.”

Kate Nealon said:

“Shire is a very exciting and fast growing pharmaceutical company with an impressive pipeline and many opportunities ahead. I look forward to bringing my experience to the Board and contributing towards helping the Company to achieve its global growth ambitions.”

For further information please contact:

Media	Jessica Mann (Rest of the World)	+44 1256 894 280
	Matthew Cabrey (North America)	+1 484 595 8248

Investor Relations	Cléa Rosenfeld (Rest of the World)	+44 1256 894 160
	Brian Piper (North America)	+1 484 595 8252

Registered in England 2883758 Registered Office as above

SHIRE PLC

Shire’s strategic goal is to become the leading specialty pharmaceutical company that focuses on meeting the needs of the specialist physician. Shire focuses its business on attention deficit and hyperactivity disorder (ADHD), human genetic therapies (HGT), gastrointestinal (GI) and renal diseases. The structure is sufficiently flexible to allow Shire to target new therapeutic areas to the extent opportunities arise through acquisitions. Shire believes that a carefully selected portfolio of products with a strategically aligned and relatively small-scale sales force will deliver strong results.

Shire’s focused strategy is to develop and market products for specialty physicians. Shire’s in-licensing, merger and acquisition efforts are focused on products in niche markets with strong intellectual property protection either in the US or Europe.

For further information on Shire, please visit the Company’s website: www.shire.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included herein that are not historical facts are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire's results could be materially affected. The risks and uncertainties include, but are not limited to, risks associated with: the inherent uncertainty of pharmaceutical research, product development, manufacturing and commercialization; the impact of competitive products, including, but not limited to the impact of those on Shire's Attention Deficit and Hyperactivity Disorder (ADHD) franchise; patents, including but not limited to, legal challenges relating to Shire's ADHD franchise; government regulation and approval, including but not limited to the expected product approval dates of SPD465 (ADHD), MESAVANCE (ulcerative colitis) and NRP104 (ADHD), including its scheduling classification by the Drug Enforcement Administration in the United States; Shire's ability to benefit from the acquisition of Transkaryotic Therapies Inc.; Shire's ability to secure new products for commercialization and/or development; and other risks and uncertainties detailed from time to time in Shire's and its predecessor registrant Shire Pharmaceuticals Group plc's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2005 and its most recent Quarterly Report filed on Form 10-Q for the financial period ended on March 31, 2006.

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